UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 10, 2014
Date of Report (Date of earliest event reported)

GALA GLOBAL INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-52044	42-1771014
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1100 Quail Street, Suite 100, Newport Beach, California		92660
(Address of principal executive offices)		(Zip Code)

(775) 321-8238

Registrant's telephone number, including area code

2780 South Jones Blvd. #3725, Las Vegas, Nevada, 89146
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.03           AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On August 28, 2014, Gala Global Inc. (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation effecting an increase in the total number of authorized shares of common stock from 75,000,000 (seventy five million) to 500,000,000 (five hundred million) shares.  The Amendment was approved by 60.00 percent of the Company’s shareholders on August 27, 2014.

ITEM 8.01           OTHER EVENTS

On August 28, 2014 the Company filed a Certificate of Change effecting a 20:1 forward split to which each outstanding share of the Company’s pre-split common stock was split into twenty post-split shares of common stock.  The effective date of the forward split is September 17, 2014.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(D) Exhibits

                3.1          Certificate of Amendment of Amended Articles of Incorporation dated August 28, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 10, 2014	By:	/s/ George Lefevre
George Lefevre
	Title:	Chief Executive Officer, Director